Consent of Independent Auditors

The Board of Directors of Aetna Insurance Company of America and Contractholders of Aetna Annuity Account I:

We consent to the use of our reports dated March 20, 1997 and February 14, 1997 incorporated herein by reference in Registration Statement (No. 33-59749) on Form N-4 and to the reference to our firm under the heading "Independent Auditors" in the statement of additional information.

                                                      /s/ KPMG Peat Marwick LLP
Hartford Connecticut
February 13, 1998